UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 2, 2017

Cytokinetics, Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

280 East Grand Avenue, South San Francisco, California		94080
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 624 - 3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 1, 2017, Cytokinetics, Incorporated ("Cytokinetics") entered into a Royalty Purchase Agreement (the "Royalty Agreement") with RPI Finance Trust ("RPI"), an entity related to Royalty Pharma. Under the Royalty Agreement, Cytokinetics sold a portion of its right to receive royalties on future net sales of omecamtiv mecarbil (and potentially other compounds with the same mechanism of action) that are subject to the Collaboration and Option Agreement, dated December 29, 2006, between Cytokinetics and Amgen Inc. (as amended, the "Collaboration Agreement") to RPI for a payment of $90 million and an investment in Cytokinetics common stock of $10 million pursuant to a concurrently executed Common Stock Purchase Agreement with RPI (the "CSPA"). The closing, subject to customary closing conditions, is scheduled to occur February 6, 2017.

The Royalty Agreement provides for the sale of a royalty to RPI of 4.5% on potential worldwide net sales of omecamtiv mecarbil (and potentially other compounds with the same mechanism of action), subject to a potential increase of up to an additional 1% under certain circumstances (delay in US marketing approval). The Royalty Agreement contains customary representations and warranties of Cytokinetics and RPI, including with respect to organization, authorization, intellectual property matters and tax matters, and certain negative covenants with respect to actions and conduct with respect to the Collaboration Agreement. In conjunction with the Royalty Agreement, Cytokinetics and RPI also entered into the CSPA to purchase approximately $10.0 million of common shares of Cytokinetics at a price per share equal to the average of the closing price over the 20 trading days prior to the execution date of the CSPA. In accordance with the CSPA, Cytokinetics has sold 875,656 shares of its common stock to RPI for $11.42 per share. Pursuant to the CSPA, RPI has agreed to certain trading and other restrictions with respect to Cytokinetics common stock.

In connection with the RPI transaction, Cytokinetics has also agreed to exercise its option to co-invest $40 million in the Phase 3 development program of omecamtiv mecarbil under the Collaboration Agreement with Amgen. In connection with exercising its co-investment option at $40 million, Cytokinetics will be eligible to receive an incremental royalty of up to 4% on increasing worldwide net sales of omecamtiv mecarbil outside of Japan. Under the Collaboration Agreement, the total co-investment amount is amortizable at the election of Cytokinetics over a total of 8 calendar quarters from the date of its first co-investment (December 2016). Following the transaction with RPI and the exercise of the option, Cytokinetics will retain the right to receive more than $600 million in potential milestone payments as well as escalating double-digit royalties that may exceed 20% on tiered worldwide net sales of omecamtiv mecarbil outside Japan, with a lower royalty rate in Japan under the Collaboration Agreement. Exercising its option and co-funding $40 million will afford Cytokinetics the right to co-promote omecamtiv mecarbil in institutional care settings in North America, with reimbursement by Amgen for certain sales force activities. A joint commercial operating team comprising representatives of Cytokinetics and Amgen will then be responsible for the commercialization program of omecamtiv mecarbil.

The above description of the Royalty Agreement and CSPA is a summary of their material terms, does not purport to be complete and is qualified in its entirety by reference to the respective exhibits which will be filed as an exhibit to Cytokinetics’ Annual Report on Form 10-K for the year ending December 31, 2016.

On February 2, 2017, Cytokinetics also issued a press release announcing Cytokinetics entry into the Royalty Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No. Description

99.1 Press Release, dated February 2, 2017, titled "Cytokinetics and Royalty Pharma Announce $100 Million Transaction for Omecamtiv Mecarbil."

Forward-Looking Statements:

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). Cytokinetics disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Act’s Safe Harbor for forward-looking statements. Examples of such statements include, but are not limited to, statements relating to Cytokinetics’ and its partners’ research and development activities, including the design, results, significance and utility of GALACTIC-HF clinical trial results and the potential for success and timing for the progression of omecamtiv mecarbil; and the properties and potential benefits of Cytokinetics' drug candidates; and Cytokinetics’ receipt of milestone and royalty payments from Amgen, including the timing of such payments; and the applicable royalty rate amounts on omecamtiv mecarbil that may be payable to Royalty Pharma;. Such statements are based on management's current expectations, but actual results may differ materially due to various risks and uncertainties, including, but not limited to Amgen's decisions with respect to the design, initiation, conduct, timing and continuation of development activities for omecamtiv mecarbil; potential difficulties or delays in the development, testing, regulatory approvals for trial commencement, progression or product sale or manufacturing, or production of Cytokinetics' drug candidates that could slow or prevent clinical development or product approval, including risks that patient enrollment for or conduct of clinical trials may be difficult or delayed, Cytokinetics' drug candidates may have adverse side effects or inadequate therapeutic efficacy, the U.S. Food and Drug Administration or foreign regulatory agencies may delay or limit Cytokinetics' or its partners' ability to conduct clinical trials, and Cytokinetics may be unable to obtain or maintain patent or trade secret protection for its intellectual property; Cytokinetics may incur unanticipated research and development and other costs or be unable to obtain additional financing necessary to conduct development of its products; standards of care may change, rendering Cytokinetics' drug candidates obsolete; and competitive products or alternative therapies may be developed by others for the treatment of indications Cytokinetics' drug candidates and potential drug candidates may target. For further information regarding these and other risks related to Cytokinetics' business, investors should consult Cytokinetics' filings with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and Cytokinetics' actual results of operations, financial condition and liquidity, and the development of the industry in which it operates, may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that Cytokinetics makes in this press release speak only as of the date of this press release. Cytokinetics assumes no obligation to update its forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytokinetics, Incorporated

February 2, 2017	By:	/s/ Sharon A. Barbari

Name: Sharon A. Barbari
Title: Executive Vice President, Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated February 2, 2017